Exhibit 10.13

LOAN AGREEMENT

dated effective as of

December 14, 2020

between

LMFA Financing, LLC,
as Borrower

and

Esousa Holdings LLC,
as Lender

This LOAN AGREEMENT (this “Agreement”) dated to be effective as of December 14, 2020 (the “Effective Date”), is made between LMFA Financing, LLC, a Florida limited liability company (the “Borrower”), and Esousa Holdings LLC, a New York limited liability company (the “Lender”).

The parties hereto agree as follows:

Article I.Definitions

Section 1.01Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Applicable Proceeds” means any and all cash, securities or other property received by Borrower pursuant to the Settlement Agreement, including any proceeds from the sale of any securities that were received by Borrower pursuant to the terms of the Settlement Agreement.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the date of termination of this Agreement.

“Bankruptcy Code” has the meaning assigned to such term in Article VI.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed.

“Commitment” means the commitment of the Lender to make disbursements of principal in amounts as set forth on Schedule I attached hereto, subject to any reduction pursuant to Section 7.02; provided, however, that Lender shall not be required to disburse a second time any Principal Amount that has been repaid.

“Default” has the meaning assigned to such term in Article VI.

“Disbursement Date” has the meaning assigned to such term in Section 2.02.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” has the meaning set forth in the introductory paragraph hereto.

“Event of Default” has the meaning assigned to such term in Article VI.

“Lender” has the meaning set forth in the introductory paragraph hereto.

“Lender Proceeds” means, as of each Maturity Date, 66.666% of all Applicable Proceeds in excess of the aggregate Principal Amount that Lender has disbursed to Borrower prior to such Maturity Date.

“Maturity Date” means the earlier of (a) two (2) Business Days after the Borrower receives any Applicable Proceeds; provided, however, that if the Applicable Proceeds are in the form of securities, then, with regard to all securities that are received by Borrower on the same day, the date that is two (2) Business Days after the Borrower has sold all securities received on that day, and (b) thirty (30) days after the Disbursement Date.

“Permitted Use” has the meaning assigned to such term in Section 5.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Principal Amount” has the meaning assigned to such term in Section 2.01.

“Purchase Agreement” means that certain Master Loan Receivables Purchase and Assignment, dated as of the date hereof, by and among Borrower and the Sellers (as defined therein).

“Settlement Agreement” means that certain Settlement Agreement and Stipulation, dated as of the date hereof, by and between the Borrower and Borqs Technologies, Inc., a company incorporated in the British Virgin Islands.

Section 1.02Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

Article II.The Credit

Section 2.01Commitment.  Subject to the terms and conditions set forth herein, the Lender agrees to disburse funds to the Borrower from time to time during the Availability Period up to an aggregate amount equal to the Commitment.  “Principal Amount” means all funds disbursed from Lender to Borrower hereunder.

Section 2.02Disbursement Schedule.  Subject to the terms of this Agreement (including the conditions set forth in Article III hereof), Lender shall make disbursements in the amounts and on the dates (each, a “Disbursement Date”) as set forth on Schedule I attached hereto; provided, however, that any Disbursement Date may be accelerated upon mutual agreement by the Borrower and Lender.  If any Disbursement Day is not a Business Day, the date of such disbursement shall be extended to the next succeeding Business Day.

Section 2.03Funding.  Lender shall make disbursements hereunder by wire transfer of immediately available funds to the bank account instructions specified in Schedule II or to such alternative account designated by the Borrower, provided that such alternative account instructions are communicated by Borrower to Lender in writing at least two (2) Business Days prior to the applicable Disbursement Date.

Section 2.04Repayment of Principal Amount.

(a)	Subject to the terms of this Section 2.04, the Borrower hereby unconditionally promises to pay to the Lender on each Maturity Date the then outstanding and unpaid Principal Amount.
(b)

Except where payment of the outstanding and unpaid Principal Amount has been accelerated pursuant to the terms of this Agreement, the Borrower shall only be required to repay the outstanding and unpaid Principal Amount pursuant to Section 2.04(a) to the extent that the Borrower has received Applicable Proceeds equal to such amount.

(c)

To the extent any portion of the Principal Amount shall remain outstanding and unpaid after a Maturity Date as a result of the limitation set forth in Section 2.04(b), such portion of the Principal Amount that remains outstanding and unpaid shall be due and payable, and the Borrower shall pay to the Lender such amount, on the next Maturity Date.

Section 2.05Prepayment of Principal Amount.  The Borrower shall have the right at any time and from time to time to prepay any Principal Amount in whole or in part without prepayment or termination fee or penalty of any kind; provided, however, that such prepayment of Principal Amount shall not reduce in any way the Lender Proceeds owed to Lender hereunder.

Section 2.06Interest.  Subject to the terms of this Section 2.06, any Principal Amount then outstanding and unpaid shall not bear interest.  Notwithstanding the foregoing, if any Principal Amount, interest or any other amount payable to Lender by the Borrower hereunder is not paid when due, whether on the applicable Maturity Date, upon acceleration or otherwise, such overdue amount shall bear interest after the applicable due date at a rate per annum equal to 2%.

Section 2.07Payment of Lender Proceeds.  In addition to and after the repayment of the Principal Amount made pursuant to Section 2.04, the Borrower hereby unconditionally promises to pay to the Lender on each Maturity Date the Lender Proceeds, if any, as determined on such date.  Lender Proceeds shall be calculated as of each Maturity Date based on the aggregate Principal Amount that Lender has disbursed to Borrower and the aggregate amount of Applicable Proceeds received by Borrower prior to such date.

Section 2.08Application of Payments.  For the avoidance of doubt, it is the intent of the parties any payment from the Borrower to the Lender be characterized as a repayment of the Principal Amount or a payment of Lender Proceeds based on the aggregate Principal Amount disbursed and repaid and the Applicable Proceeds received by Borrower.

Section 2.09Payments Generally.  The Borrower shall make each payment required to be made by it hereunder (whether of Principal Amount, interest or otherwise) on the date when due, in immediately available funds, without set-off or counterclaim.  All such payments shall be made to the Lender’s account set forth on Schedule II hereto or to such other account as the Lender shall specify to the Borrower any time after the date hereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Al payments shall be made in Dollars.

Section 2.10Alternative Sources of Funds.  If the Lender fails to make a timely disbursement when due pursuant to the terms of this Agreement and such failure continues without cure for a period of three (3) Business Days, then Borrower shall be permitted to arrange or obtain funds from other sources and, if such funds are obtained and used to generate Applicable Proceeds, the Lender shall not be entitled to receive any Applicable Proceeds obtained by Borrower through the use of such alternative funds; provided, however, that except as explicitly provided for in this Section 2.10, Lender shall be entitled to, and Borrower shall pay to Lender, the Lender Proceeds as calculated hereunder, regardless of whether Applicable Proceeds are derived from the use of any Principal Amount provided by Lender or from funds provided by alternative sources.

Article III.Conditions of Lender to Disburse Funds

The obligations of the Lender to make disbursements hereunder at the applicable Disbursement Date is subject to the satisfaction or waiver of the following conditions as of the applicable Disbursement Date, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion:

(a)

all “Conditions to the Buyer’s Obligation to Close” as set forth in Section 10 of the Purchase Agreement shall have been satisfied or waived pursuant to the terms of the Purchase Agreement, provided, however, that Lender shall have provided prior consent to any waiver of such conditions; and

(b)	no Default or Event of Default shall have occurred and be continuing.

Article IV.Representation and Warranties

Section 4.01Representation and Warranties of Borrower.  Borrower hereby represents and warrants to Lender that:

(a)	Borrower is validly existing as a limited liability company under the laws of the State of Florida and has the power and authority to execute and deliver this Agreement;
(b)	this Agreement is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms;

(c)

the execution, delivery and performance of this Agreement and the borrowing evidenced hereby does not (i) require the consent or approval of any other party (including any governmental or regulatory party), (ii) violate any law, regulation, agreement, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or to which Borrower or any of its assets may be subject, or (iii) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the property or assets of Borrower pursuant to any other agreement or instrument (other than any pledge of or security interest granted in any collateral pursuant to this Agreement) to which Borrower is a party or is bound or by which its properties may be bound or affected; and

(d)

there are no actions, suits, investigations or proceedings pending or, to the best of Borrower’s knowledge, threatened at law, in equity, in arbitration or by or before any other authority involving or affecting Borrower that are likely to have a material adverse effect on the financial condition of Borrower.

Section 4.02Representation and Warranties of Lender.  Lender hereby represents and warrants to Borrower that:

(a)	Lender is validly existing as a limited liability company under the laws of the State of New York and has the power and authority to execute and deliver this Agreement;
(b)	this Agreement is the legal, valid and binding obligation of Lender, enforceable in accordance with its terms;
(c)

the execution, delivery and performance of this Agreement and the payments evidenced hereby does not (i) require the consent or approval of any other party (including any governmental or regulatory party), (ii) violate any law, regulation, agreement, order, writ, judgment, injunction, decree, determination or award presently in effect to which Lender is a party or to which Lender or any of its assets may be subject, or (iii) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the property or assets of Lender pursuant to any other agreement or instrument (other than any pledge of or security interest granted in any collateral pursuant to this Agreement) to which Lender is a party or is bound or by which its properties may be bound or affected; and

(d)

there are no actions, suits, investigations or proceedings pending or, to the best of Lender’s knowledge, threatened at law, in equity, in arbitration or by or before any other authority involving or affecting Lender that are likely to have a material adverse effect on the financial condition of Lender.

Article V.Covenants

Section 5.01Use of Proceeds.  The Borrower covenants and agrees with the Lender that it will use the funds disbursed by Lender hereunder solely for the purpose of financing purchases of Loan Receivables (as that term is defined in the Purchase Agreement), pursuant to the terms of the Purchase Agreement (the “Permitted Use”).

Section 5.02Further Assurances. Borrower and Lender shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to this Agreement and the obligations hereunder.

Section 5.03Maintenance of Existence.  Borrower shall preserve, renew and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all rights and privileges necessary or desirable in the ordinary course of business except as would not have a materially adverse effect.

Section 5.04Notices of Defaults. As soon as possible and in any event within two (2) business days after Borrower becomes aware of a Default or Event of Default under this Agreement, Borrower shall notify Lender in writing of the nature and extent of such default or event of default and the action, if any, Borrower has taken or proposes to take with respect to such default or event of default.

Article VI.Events of Default

Each of the following acts, events or circumstances shall constitute an Event of Default (each an “Event of Default”) hereunder:

(a)

the Borrower fails to make any payments under this Agreement when and as the same becomes due and payable on the due date thereof and such failure continues without cure for a period of three (3) Business Days;

(b)	the Borrower uses funds disbursed by Lender hereunder for any purpose other than the Permitted Use;
(c)

(i) Borrower commences a voluntary case concerning itself under any bankruptcy, insolvency or similar laws or statutes (including Title 11 of the United States Code, as amended, supplemented or replaced) (collectively, the “Bankruptcy Code”); or (ii) an involuntary case is commenced against Borrower and is not dismissed within ninety (90) days; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such proceeding; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower is adjudicated insolvent or bankrupt; or (vi) Borrower makes a general assignment for the benefit of creditors; or (vii) Borrower calls a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (h) Borrower by any act or failure to act consents to, approves of or acquiesces in any of the foregoing;

(d)

the Borrower (i) voluntarily commences any proceeding or files any petition seeking a winding up, dissolution, administration, liquidation, reorganization or other formal insolvency proceedings (by way of voluntary arrangement, scheme of arrangement or otherwise) or relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (c) of this Article, (iii) applies for or consent to the appointment of a liquidator, administrative receiver, compulsory manager, receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a composition, compromise, arrangement or general assignment for the benefit of creditors or (vi) takes any action for the purpose of effecting any of the foregoing;

(e)	Borrower dissolves or for any reason ceases to be in existence;
(f)	any representation or warranty made or that is deemed made by Borrower is false or misleading in any material respect on the date as of which such representation or warranty was made or deemed made;
(g)

Borrower fails to perform or observe any agreement, covenant or obligation arising under any provision hereof for more than thirty (30) days following receipt by Borrower of a notice from Lender indicating any such violation; and

(h)

any material adverse effect occurs with respect to (a) the validity or enforceability of this Agreement or the rights, powers and privileges purported to be created hereby, (b) the rights and remedies of the Lender hereunder, (c) Borrower’s ability to perform any of its obligations hereunder, or (d) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of Borrower.

If an Event of Default, other than an Event of Default described in clause (c) of this section, occurs, Lender by written notice to Borrower may declare the Principal Amount of and any other amounts owed under this Agreement to be immediately due and payable. Upon a declaration of acceleration, such amounts become immediately due and payable. If an Event of Default described in clause (c) of this Section occurs, the Principal Amount then outstanding becomes immediately due and payable without any declaration or other act on the part of Lender.

As used herein, the term “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

In addition to the rights provided under the immediately preceding section, Lender shall also have any other rights that Lender may have been afforded under any contract or agreement at any time, and any other rights that Lender may have pursuant to applicable law. No delay on the part of Lender in the exercise of any power or right under this Agreement or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No extension of time of the payment under this Agreement or any other modification, amendment or forbearance made by agreement with any person now or hereafter liable for the payment under this Agreement shall operate to release, discharge, modify, change or affect the liability of any co-borrower, endorser, guarantor or any other person with regard to this Agreement, either in part or in whole. No failure on the part of Lender or any successor or assignee to exercise any right or remedy hereunder, whether before or after the occurrence of a Default, shall constitute a waiver thereof, and no waiver of any past Default shall constitute a waiver of any future Default or of any other Default. No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or to impose late payment charges, or shall be deemed to be a novation of this Agreement or any reinstatement of the debt evidenced hereby, or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender or any successor or assignee hereof may have, whether by the laws of the State of New York, by agreement or otherwise, and none of the foregoing shall operate to release, change or affect the liability of Borrower under this Agreement, and Borrower hereby expressly waives (to the extent allowed by law) the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

Article VII.Termination and Reduction of Commitment

Section 7.01Termination.

(a)

After the Lender has disbursed funds to Borrower in an aggregate amount equal to the Commitment, this Agreement will terminate upon the Borrower’s repayment in full of all amounts owed under this Agreement.

(b)	This Agreement may be terminated by Lender at any time after the occurrence and during the continuance of an Event of Default, effective immediately upon notice by Lender to Borrower.

Section 7.02Reduction of Commitment.  The Borrower and the Lender may from time to time by mutual agreement reduce the Commitment; provided that neither the Borrower nor the Lender shall reduce the Commitment if, after giving effect to any concurrent payment, the aggregate Principal Amount outstanding hereunder would exceed the Commitment.

Section 7.03Survival.  Without limiting the survival of obligations addressed otherwise in this Agreement and notwithstanding any other provision of this Agreement, all covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all amounts due hereunder have been paid in full and satisfied.

Article VIII.Miscellaneous

Section 8.01Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent or delivered personally or by courier (including a recognized, receipted overnight delivery service) or by email and shall be effective upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by email, in each case addressed to Borrower or Lender. The addresses for such communications shall be:

If to Borrower:

LMFA Financing, LLC

1200 W.Platt St.

Suite 1000

Tampa, FL 33606

Telephone 813 222 8996

Attention: Bruce M. Rodgers, CEO

E-mail: bruce@lmfunding.com

If to Lender:

Esousa Holdings LLC

211 East 43rd Street, Suite 402

New York, NY 10017

Attention: Michael Wachs

Email: michael@esousallc.com

Borrower or Lender shall provide notice to the other of any change in its address.

Section 8.02Waivers.  Except for the notices expressly required by the terms of this Agreement (which rights to notice are not waived by Borrower), Borrower, for itself and its successors and assigns, hereby forever waives presentment, protest and demand, notice of protest, demand, dishonor and non-payment under this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Agreement, and waives and renounces (to the extent allowed by law), all rights to the benefits of any statute of limitations and any moratorium, appraisement, and exemption now allowed or which may hereby be provided by any federal or state statute or decisions against the enforcement and collection of the obligations evidenced by this Agreement and any and all amendments, substitutions, extensions, renewals, increases, and modifications hereof. Borrower expressly agrees that this Agreement may be extended or subordinated, by forbearance or otherwise, from time to time, without in any way affecting the liability of Borrower. No consent or waiver by Lender with respect to any action or failure to act which without such consent or waiver would constitute a breach of any provision of this Agreement shall be valid or binding unless in writing signed by Lender and then only to the extent expressly specified therein. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement, at law or equity, or otherwise available agreement, will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Lender will preclude any other or further exercise of such right, power or privilege.

Section 8.03Severability; Invalidity.  Borrower and Lender intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, including applicable usury laws, and if such court would declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent they are legal, valid and enforceable, and the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained herein, and the rights, obligations and interest of Borrower and Lender under the remainder of this Agreement shall continue in full force and effect.

Section 8.04Assignment.  Neither party may transfer, assign or delegate any of its obligations hereunder without the prior written consent of the other party. Lender shall have the right, without the consent of Borrower, to transfer or assign, in whole or in part, its rights and interests in and to any payments owed to Lender under this Agreement. This Agreement shall accrue to the benefit of all permitted successors and assigns and shall be binding upon the undersigned and its permitted successors and assigns.

Section 8.05Amendment. The provisions of this Agreement may be amended only by a written instrument signed by Borrower and Lender.

Section 8.06Governing Law; Jurisdiction; Consent to Service of Process.

(a)

This Agreement and all disputes and non-contractual obligations arising from or connected with this Agreement shall be governed by and construed in accordance with procedural and substantive laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than New York.

(b)

Each party irrevocably consents and agrees that the courts of the State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Borrower and the Lender pertaining to this Agreement or any other document or instrument related thereto or to any matter arising out of or relating to this Agreement or any other document or instrument related thereto, provided that the Lender and the Borrower each acknowledges that any appeals from those courts may have to be heard by a court located outside of the state of New York and, provided, further, that nothing in this Agreement shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower on this Agreement or any other document or instrument related thereto in any other court of competent jurisdiction or from enforcing a judgment or other court order in favor of the Lender in any other jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

(c)

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.07WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.08Survival.  All covenants and agreements made by the Borrower herein and in the instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of any disbursements, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time any credit is extended hereunder, and shall continue in full force and effect as long as the Principal Amount of or any accrued interest or any fee or any other amount payable under this Agreement is outstanding and unpaid.

Section 8.09Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by pdf or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.10Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Lender:

ESOUSA HOLDINGS LLC

By:/s/ Michael Wachs
Name:  Michael Wachs
Title:  Managing Member

Borrower:

LMFA Financing, LLC

By:/s/ Richard Russell
Name:  Richard Russell
Title:   Treasurer and CFO

Signature Page to Loan Agreement

SCHEDULE I
to Loan Agreement

Disbursements

Closing Date	Disbursement Amount
Effective Date	$1,784,250
T + 58 days	$1,425,000
T + 118 days	$1,387,500
T + 178 days	$1,350,000
T + 238 days	$1,312,500
T + 298 days	$1,275,000
T + 358 days	$1,237,500
T + 418 days	$1,200,000
T + 478 days	$1,162,500
T + 538 days	$1,162,500
T + 598 days	$1,162,500
T + 658 days	R x 77.5%

TOTALS	$14,459,250 + (R x 77.5%)

T = the day of the first Closing (as that term is defined in the Purchase Agreement).

R = the amount of the remaining Loan Receivables to be purchased in the final Closing (as that term is defined in the Purchase Agreement)

SCHEDULE II
to Loan Agreement

BORROWER’S BANK ACCOUNT

BANK ACCOUNT:  ____________________

ACCOUNT NUMBER:  ______________

SWIFT:  ______________

ABA:  ___________

LENDER’S BANK ACCOUNT

BANK ACCOUNT:  ____________________

ACCOUNT NUMBER:  ______________

SWIFT:  ______________

ABA:  ___________